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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report incorporated by reference in this registration statement of our report dated February 25, 2000, included in Webb Interactive Services, Inc.'s Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Denver, Colorado
March 27, 2000